Exhibit 99.1

Crescent Capital BDC, Inc. Reports Second Quarter 2021 Financial Results;

Declares a Third Quarter 2021 Regular Dividend of $0.41 per Share

LOS ANGELES, August 11, 2021 — Crescent Capital BDC, Inc. (“Crescent BDC” or “Company”) (NASDAQ: CCAP) today reported net investment income of $11.0 million, or $0.39 per share, and adjusted net investment income of $14.8 million, or $0.53 per share,1 for the quarter ended June 30, 2021. Reported net asset value per share was $20.98 at June 30, 2021 as compared to $20.24 at March 31, 2021.

The Company announced that its Board of Directors declared a regular cash dividend for the third quarter 2021 of $0.41 per share, which will be paid on October 15, 2021 to stockholders of record as of the close of business on September 30, 2021.

Selected Financial Highlights

($ in millions, except per share amounts)

	As of and for the Three Months Ended
	June 30, 2021	March 31, 2021	June 30, 2020
Investments, at fair value	$1,095.0	$1,057.6	$895.2
Total assets	$1,128.5	$1,076.8	$926.3
Total net assets	$591.0	$570.0	$510.3
Net asset value per share	$20.98	$20.24	$18.12

Investment income	$23.8	$20.6	$19.3
Net investment income	$11.0	$11.4	$13.0
Net realized gains (losses), net of taxes	$2.2	$1.8	$(1.1)
Net change in unrealized gains (losses), net of taxes	$19.4	$8.3	$44.5
Net increase (decrease) in net assets resulting from operations	$32.6	$21.5	$56.4

Net investment income per share	$0.39	$0.41	$0.46
Net realized gains (losses) per share, net of taxes	$0.08	$0.06	$(0.04)
Net change in unrealized gains (losses) per share, net of taxes	$0.69	$0.30	$1.59
Net increase (decrease) in net assets resulting from operations per share	$1.16	$0.76	$2.01
Distributions paid per share	$0.41	$0.41	$0.41

Non-GAAP Financial Measures[1]:
Adjusted net investment income	$14.8	$13.0	$13.0
Adjusted net investment income per share	$0.53	$0.46	$0.46

Weighted average yield on income producing securities (at cost)[2]	7.8%	7.9%	7.9%
Percentage of debt investments at floating rates	99.6%	98.4%	96.9%

Portfolio & Investment Activity

As of June 30, 2021 and March 31, 2021, the Company had investments in 130 and 131 portfolio companies with an aggregate fair value of $1,095.0 and $1,057.6 million, respectively. The portfolio at fair value was comprised of the following asset types:

Portfolio Asset Types:

	As of
$ in millions	June 30, 2021		March 31, 2021
Investment Type	Fair Value	Percentage	Fair Value	Percentage
Senior secured first lien	$371.1	33.9%	$365.0	34.5%
Unitranche first lien[3]	493.7	45.0	468.1	44.3
Unitranche first lien - last out[3]	13.9	1.3	13.9	1.3
Senior secured second lien	65.3	6.0	81.6	7.7
Unsecured debt	5.5	0.5	5.1	0.5
Equity & other	89.9	8.2	70.3	6.6
LLC/LP equity interests	55.6	5.1	53.6	5.1

Total investments	$1,095.0	100.0%	$1,057.6	100.0%

For the quarter ended June 30, 2021, the Company invested $121.0 million across 11 new portfolio companies, 13 existing portfolio companies and several follow-on revolver and delayed draw fundings. For this period, the Company had $109.6 million in aggregate exits, sales and repayments.

For the quarter ended March 31, 2021, the Company invested $88.2 million across 6 new portfolio companies, 11 existing portfolio companies and several follow-on revolver and delayed draw fundings. For this period, the Company had $77.2 million in aggregate exits, sales and repayments.

Results of Operations

For the quarter ended June 30, 2021 and March 31, 2021, investment income totaled $23.8 million and $20.6 million, respectively. The increase was primarily driven by an increase in the size of the Company’s income-producing portfolio resulting from organic net deployment and increased acceleration of OID related to paydown activity.

For the quarter ended June 30, 2021 and March 31, 2021, total expenses, including income and excise taxes, totaled $12.8 million and $9.1 million, respectively. The increase was primarily driven by a $3.8 million accrual for capital gains-based incentive fees, attributable to inception to date performance of the portfolio.

Liquidity and Capital Resources

As of June 30, 2021, the Company had $25.8 million in cash and cash equivalents and restricted cash and $220.1 million of undrawn capacity on its credit facilities, subject to borrowing base and other limitations. The weighted average interest rate on the Company’s debt outstanding as of June 30, 2021 was 3.42%.

The Company’s debt to equity ratio was 0.87x as of June 30, 2021.

Non-GAAP Financial Measures

On a supplemental basis, the Company is disclosing adjusted net investment income and adjusted net investment income per share, each of which is a financial measure that is calculated and presented on a basis of methodology other than in accordance with U.S. GAAP (“non-GAAP”). Adjusted net investment income represents net investment income, excluding capital gains incentive fees. We use this non-GAAP financial measure internally to analyze and evaluate financial results and performance and believe that this non-GAAP financial measure is useful to investors as an additional tool to evaluate ongoing results and trends without giving effect to capital gains incentive fees. The Company’s investment advisory agreement provides that a capital gains-based incentive fee is determined and paid annually with respect to realized capital gains (but not unrealized capital appreciation) to the extent such realized capital gains exceed realized capital losses and unrealized capital depreciation on a cumulative basis. We believe that adjusted net investment income is a useful performance measure because it reflects the net investment income produced on the Company’s investments during a period without giving effect to any changes in the value of such investments and any related capital gains incentive fees between periods. The presentation of adjusted net investment income is not intended to be a substitute for financial results prepared in accordance with GAAP and should not be considered in isolation.

The following table provides an unaudited reconciliation of net investment income (the most comparable U.S. GAAP measure) to adjusted net investment income for the periods presented:

	For the three months ended June 30,				For the six months ended June 30,
	2021		2020		2021		2020
$ in millions, except per share data	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share
Net investment income	$11.0	$0.39	$13.0	$0.46	$22.4	$0.80	$24.5	$0.90
Capital gains based incentive fee	3.8	0.14	—	—	5.4	0.19	—	—

Adjusted net investment income	$14.8	$0.53	$13.0	$0.46	$27.8	$0.99	$24.5	$0.90

Conference Call

The Company will host a webcast/conference call on Thursday, August 12, 2021 at 12:00 p.m. (Eastern Time) to discuss its financial results for the quarter ended June 30, 2021. Please visit Crescent BDC’s webcast link located on the Events & Presentations page of the Investor Relations section of Crescent BDC’s website for a slide presentation that complements the earnings conference call.

All interested parties are invited to participate via telephone or the live webcast, which will be hosted on a webcast link located on the Events & Presentations page of the Investor Resources section of Crescent BDC’s website at www.crescentbdc.com. Please visit the website to test your connection before the webcast. Participants are also invited to access the conference call by dialing one of the following numbers:

Domestic: (855) 982-6679

International: (614) 999-9468

Conference ID: 2489836

All callers will need to enter the Conference ID followed by the # sign and reference “Crescent BDC” once connected with the operator. An archived replay will be available via a webcast link located on the Investor Relations section of Crescent BDC’s website.

Endnotes

Note: Numbers may not sum due to rounding.

1)

See “Non-GAAP Financial Measures” above for a description of this non-GAAP measure and a reconciliation from net investment income to adjusted net investment income. The Company’s management uses this non-GAAP financial measure internally to analyze and evaluate financial results and performance and believes that this non-GAAP financial measure is useful to investors as an additional tool to evaluate ongoing results and trends for the Company without giving effect to capital gains incentive fees. The presentation of adjusted net investment income is not intended to be a substitute for financial results prepared in accordance with GAAP and should not be considered in isolation.

2)	Yield excludes investments on non-accrual status.

3)

Unitranche loans are first lien loans that may extend deeper in a company’s capital structure than traditional first lien debt and may provide for a waterfall of cash flow priority among different lenders in the unitranche loan. In certain instances, the Company may find another lender to provide the “first out” portion of such loan and retain the “last out” portion of such loan, in which case, the “first out” portion of the loan would generally receive priority with respect to payment of principal, interest and any other amounts due thereunder over the “last out” portion that the Company would continue to hold. In exchange for the greater risk of loss, the “last out” portion earns a higher interest rate.

Crescent Capital BDC, Inc.

Consolidated Statements of Assets and Liabilities

(in thousands except share and per share data)

	As of June 30, 2021 (Unaudited)	As of December 31, 2020
Assets
Investments, at fair value
Non-controlled non-affiliated (cost of $953,309 and $920,693, respectively)	$967,002	$923,912
Non-controlled affiliated (cost of $51,536 and $50,431, respectively)	88,073	71,354
Controlled (cost of $40,000 and $40,000, respectively)	39,905	38,735
Cash and cash equivalents	12,991	1,896
Restricted cash and cash equivalents	12,790	12,953
Interest and dividend receivable	6,158	3,859
Unrealized appreciation on foreign currency forward contracts	968	264
Deferred tax assets	161	630
Receivable for investments sold	56	6
Other assets	379	543

Total assets	$1,128,483	$1,054,152

Liabilities
Debt (net of deferred financing costs of $6,020 and $4,600, respectively)	$508,844	$471,932
Distributions payable	11,549	11,549
Incentive fees payable	5,393	—
Interest and other debt financing costs payable	5,105	3,923
Management fees payable	2,007	1,867
Unrealized depreciation on foreign currency forward contracts	1,163	896
Deferred tax liabilities	794	1,324
Directors’ fees payable	115	98
Accrued expenses and other liabilities	2,491	2,563

Total liabilities	$537,461	$494,152

Net Assets
Preferred stock, par value $0.001 per share (10,000 shares authorized, zero outstanding, respectively)	$—	$—
Common stock, par value $0.001 per share (200,000,000 shares authorized, 28,167,360 shares issued and outstanding, respectively)	28	28
Paid-in capital in excess of par value	594,658	594,658
Accumulated earnings (loss)	(3,664)	(34,686)

Total Net Assets	$591,022	$560,000

Total Liabilities and Net Assets	$1,128,483	$1,054,152

Net asset value per share	$20.98	$19.88

Crescent Capital BDC, Inc.

Consolidated Statements of Operations

(in thousands except share and per share data)

(Unaudited)

	For the three months ended June 30, 2021		For the six months ended June 30,
	2021	2020	2021	2020
Investment Income:
From non-controlled non-affiliated investments:
Interest income	$20,252	$15,689	$38,338	$32,292
Paid-in-kind interest	415	697	783	1,246
Dividend income	43	—	54	175
Other income	232	620	324	1,060
From non-controlled affiliated investments:
Interest income	291	328	600	671
Paid-in-kind interest	528	481	1,028	485
Dividend income	1,338	712	1,843	1,429
From controlled investments:
Dividend income	700	800	1,400	800

Total investment income	23,799	19,327	44,370	38,158

Expenses:
Interest and other debt financing costs	4,594	3,631	8,788	7,980
Management fees	3,344	2,767	6,551	5,418
Income based incentive fees	2,588	2,267	4,866	4,199
Capital gains based incentive fees	3,816	—	5,393	—
Professional fees	497	364	994	706
Directors’ fees	115	110	234	239
Other general and administrative expenses	691	495	1,384	1,221

Total expenses	15,645	9,634	28,210	19,763
Management fee waiver	(1,337)	(1,107)	(2,620)	(2,264)
Income based incentive fees waiver	(2,588)	(2,267)	(4,866)	(4,199)

Net expenses	11,720	6,260	20,724	13,300

Net investment income before taxes	12,079	13,067	23,646	24,858
Income and excise taxes	1,103	111	1,233	349

Net investment income	10,976	12,956	22,413	24,509

Net realized and unrealized gains (losses) on investments:
Net realized gain/(loss) on:
Non-controlled non-affiliated investments	2,471	(1,136)	4,217	(1,023)
Foreign currency transactions	133	76	142	(161)
Net change in unrealized appreciation (depreciation) on:
Non-controlled non-affiliated investments and foreign currency translation	2,830	25,470	10,439	(39,225)
Non-controlled affiliated investments	16,036	11,548	15,614	8,292
Controlled investments	560	7,914	1,170	(8,929)
Foreign currency forward contracts	(259)	(218)	436	1,972

Net realized and unrealized gains (losses) on investments	21,771	43,654	32,018	(39,074)

Realized loss on asset acquisition	—	—	—	(3,825)

Net realized and unrealized gains (losses) on investments and asset acquisition	21,771	43,654	32,018	(42,899)
Provision for taxes on realized gain on investments	(372)	—	(372)	—
Benefit (provision) for taxes on unrealized appreciation (depreciation) on investments	209	(193)	60	262

Net increase (decrease) in net assets resulting from operations	$32,584	$56,417	$54,119	$(18,128)

Per Common Share Data:
Net increase (decrease) in net assets resulting from operations per share (basic and diluted):	$1.16	$2.00	$1.92	$(0.67)
Net investment income per share (basic and diluted):	$0.39	$0.46	$0.80	$0.90
Weighted average shares outstanding (basic and diluted):	28,167,360	28,163,643	28,167,360	27,190,817

About Crescent BDC

Crescent BDC is a business development company that seeks to maximize the total return of its stockholders in the form of current income and capital appreciation by providing capital solutions to middle market companies with sound business fundamentals and strong growth prospects. Crescent BDC utilizes the extensive experience, origination capabilities and disciplined investment process of Crescent Capital Group LP (“Crescent”). Crescent BDC is externally managed by Crescent Cap Advisors, LLC, a subsidiary of Crescent. Crescent BDC has elected to be regulated as a business development company under the Investment Company Act of 1940. For more information about Crescent BDC, visit www.crescentbdc.com. However, the contents of such website are not and should not be deemed to be incorporated by reference herein.

About Crescent Capital Group

Crescent is a global credit investment manager with approximately $34 billion of assets under management. For nearly 30 years, the firm has focused on below investment grade credit through strategies that invest in marketable and privately-originated debt securities including senior bank loans, high yield bonds, as well as private senior, unitranche and junior debt securities. Crescent is headquartered in Los Angeles with offices in New York, Boston, and London and more than 180 employees globally. For more information about Crescent, visit www.crescentcap.com. However, the contents of such website are not and should not be deemed to be incorporated by reference herein.

Contact:

Daniel McMahon

daniel.mcmahon@crescentcap.com

212-364-0149

Forward-Looking Statements

This press release, and other statements that Crescent BDC may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to Crescent BDC’s future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” or similar expressions.

Crescent BDC cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which may change over time. Forward-looking statements speak only as of the date they are made, and Crescent BDC assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to factors previously disclosed in Crescent BDC’s SEC reports and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (1) our future operating results; (2) our business prospects and the prospects of our portfolio companies; (3) the impact of investments that we expect to make; (4) our contractual arrangements and relationships with third parties; (5) the dependence of our future success on the general economy and its impact on the industries in which we invest; (6) the financial condition of and ability of our current and prospective portfolio companies to achieve their objectives; (7) our expected financings and investments; (8) the adequacy of our cash resources and working capital, including our ability to obtain continued financing on favorable terms; (9) the timing of cash flows, if any, from the operations of our portfolio companies; (10) the impact of increased competition; (11) the ability of our investment adviser to locate suitable investments for us and to monitor and administer our investments; (12) potential conflicts of interest in the allocation of opportunities between us and other investment funds managed by our investment adviser or its affiliates; (13) the ability of our investment adviser to attract and retain highly talented professionals; (14) changes in law and policy accompanying the new administration and uncertainty pending any such changes; (15) increased geopolitical unrest, terrorist attacks or acts of war, which may adversely affect the general economy, domestic and local financial and capital markets, or the specific industries of our portfolio companies; (16) changes and volatility in political, economic or industry conditions, the interest rate environment, foreign exchange rates or financial and capital markets; (17) the unfavorable resolution of legal proceedings; and (18) the impact of changes to tax legislation and, generally, our tax position.

Crescent BDC’s Annual Report on Form 10-K for the year ended December 31, 2020 and quarterly report on Form 10-Q for the quarter ended June 30, 2021, each filed with the SEC, identify additional factors that can affect forward-looking statements.

Other Information

The information in this press release is summary information only and should be read in conjunction with Crescent BDC’s annual report on Form 10-K for the year ended December 31, 2020, which Crescent BDC filed with the U.S. Securities and Exchange

Commission (the SEC) on February 24, 2021, Crescent BDC’s quarterly report on Form 10-Q for the quarter ended June 30, 2021, which Crescent BDC filed with the SEC on August 11, 2021, as well as Crescent BDC’s other reports filed with the SEC. A copy of Crescent BDC’s annual report on Form 10-K for the year ended December 31, 2020, Crescent BDC’s quarterly reports on Form 10-Q and Crescent BDC’s other reports filed with the SEC can be found on Crescent BDC’s website at www.crescentbdc.com and the SEC’s website at www.sec.gov.